Exhibit 2.1



                              ACQUISITION AGREEMENT


         Agreement dated March 5, 2004, by, between and among Bio-American Capital Corporation, a company incorporated under the laws of Nevada (hereinafter referred to as "Buyer") an OTC - BB - NASDAQ company and Georgina Martin, being the sole shareholder of Cheetah Oil & Gas Ltd., a company incorporated under the laws of the Province of British Columbia, Canada (hereinafter the shareholder referred to as the "Seller," and Cheetah Oil & Gas Ltd., hereinafter referred to as "Cheetah") having an address for service at Box 172, Station A, Nanaimo, British Columbia, Canada V9R 5K9.

         WHEREAS, Cheetah carries on a business in the Province of British Columbia, Canada and elsewhere in Papua, New Guinea and in connection therewith owns certain exploration and production rights for petroleum natural resources; and

         WHEREAS, the Seller desires to sell and Buyer desires to purchase all the issued and outstanding equity securities of Cheetah held by the Seller.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

         1.     PURCHASE AND SALE

         The Seller hereby agrees to sell, transfer, assign and convey to Buyer and Buyer hereby agrees to purchase and acquire from the Seller all the issued and outstanding equity securities held by the Seller of Cheetah, being all the issued and outstanding capital thereof, as enumerated on Schedule A hereto.

         2.     PURCHASE PRICE

         The consideration to be paid by Buyer for the equity securities of Cheetah owned by the Seller will be an aggregate of 25,000,000 shares of common stock Buyer, to be paid to the Seller as set forth on Schedule B to this Agreement.

         3.     CLOSING

                (a) The Closing for the acquisition of the equity securities of Cheetah to be purchased hereunder pursuant to the Agreement ("the Closing") shall be held at a date and time agreed to by the parties in writing on two days written notice.

                (b) At the Closing, the Seller will deliver to the Buyer, certificates representing the equity securities of Cheetah of which the Seller is the holder, duly endorsed in blank, in suitable form for transfer to the Buyer.


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         4.     WARRANTIES AND REPRESENTATIONS OF THE COMPANY AND SELLERS

         In order to induce Buyer to enter into this Agreement and to complete the transaction contemplated hereby, the Seller warrants and represents to Buyer as of the date hereof and as of the Closing date:

                (a) Capacity. The Seller is a natural person. The Seller has the legal capacity to enter into this Agreement and carry out the transactions contemplated hereby. The execution delivery and satisfaction of its obligations under this Agreement by the Seller will not constitute a breach by the Seller of any statute, law, regulation, agreement or order to which the Seller is or may be bound or would result in the creation of any lien, encumbrance or other change on any of the securities being sold hereunder.

                (b) Title. The Seller has good and marketable title to the securities of Cheetah being sold to Buyer, free and clear of all liens, encumbrances and other charges, and upon the purchase thereof, Buyer will have good and marketable title thereto, free and clear of all liens, encumbrances and other charges.

                (c) Shares. The securities listed on Schedule A as being owned by the Seller, represent all the equity securities of every kind issued and outstanding of Cheetah, and there are no options, warrants or other exercisable or convertible securities of Cheetah issued and outstanding which may result in the issuance of any equity securities of Cheetah. Cheetah has no commitments to issue any equity securities. The acquisition of the securities of Cheetah listed on Schedule A will result in the Buyer owning Cheetah as a wholly owned subsidiary.

                (d) Organization and Standing. Cheetah is a corporation duty organized validly existing and in good standing under the laws of the Province of British Columbia, Canada, and is qualified to do business in the Province of British Columbia, Canada and elsewhere, to the extent required by the laws of the Province. Copies of the Cheetah Articles of Organization and Memorandum (by-laws) have been received by Buyer and no changes thereto have been made to any of the documents.

                (e) Taxes. Cheetah has or will have filed all necessary federal, provincial, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, which a failure to file, pay or accrue will not have a Material Adverse Effect on Cheetah. Such returns to be prepared in accordance with the applicable material tax laws, rules and regulations thereunder to which Cheetah is subject.

                (f) No Pending Actions. To the best knowledge of the Seller, there are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting the Seller or Cheetah, or against Cheetah's officers or directors arising out of the operations of Cheetah that are reasonably likely to have a Material Adverse Effect on Cheetah. The Seller and Cheetah are not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.


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

                (g) Ownership of Assets. As described in Schedule C, Cheetah has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its Intellectual Property, business assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer list, its corporate name and all variants thereof, trademarks and trade names, copyrights and interest thereunder, licenses and permits an applications therefor, inventions, processes, know-how, trade secrets, real estate and interest therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivables, fixtures, rights under agreements and whatever nature, rights and claims under insurance policies and other contracts of whatever nature, rights in receivables, books and records and all other property and rights of every kind and nature owned or held by the Seller as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by the Agreement.

                (h) No Debt Owed. Cheetah does not owe any money, securities, or property to the Seller or any member of her family or to any company controlled by such a person, directly or indirectly. The Seller and members of her family and companies controlled by the Seller do not directly or indirectly owe any money, securities or other property to Cheetah.

                (i) Validity of the Agreement. This Agreement has been duly executed by the Seller, and constitutes the valid and binding obligation of the Seller, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement referred to herein will not result, or with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate the Cheetah's Articles of Organization, or any material agreement, lease, license, mortgage, bond, indenture or other material document or undertaking, oral or written, to which the Seller or Cheetah is a party or are bound, nor will such execution and delivery violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body to which the Seller or Cheetah is a party or is bound; and there are no restrictions which would prevent Cheetah from conducting its business after the Closing as a wholly-owned subsidiary of the Buyer.

                (j)   Corporate  Records.  All of  Cheetah's  books and records, including, without limitation, its books of account, corporate records, and other records of Cheetah are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of formation. All material reports, returns and statements currently required to be filed by Cheetah, with respect to the business and operations of Cheetah, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.


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

                (k) No Misleading Statements or Omissions. The Seller has provided to Buyer audited financial statements of Cheetah consisting of a balance sheet as at January 31, 2003 and the statements of income and retained earnings and cash flows for the four-day period then ended for Universal Data Corp. and an audited balance sheet of Cheetah (formerly, Universal Data Corp.) as at January 31, 2004 and the statements of income and retained earnings and cash flows for the year then ended. These financial statements have been
prepared  in  accordance   with  generally   accepted   accounting   principals,
consistently applied. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented by the Seller in connection herewith, contain any materially misleading statement, or omit any fact or statement necessary to make the other statements or facts herein set forth not materially misleading.

                (l) Enforceability of the Agreement. This Agreement and the Schedules hereto which are incorporated herein and made a part hereof, when duly executed and delivered, will be the legal, valid and binding obligations of the Seller enforceable according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights.

                (m) Access to Books and Records. Buyer will have full and free access to Cheetah's books during the course of this transaction prior to Closing, during regular business hours.

                (n) Significant Agreements. At the date of Closing, Cheetah is not and will not be bound by any of the following agreements:

                      (i)   employment,   advisory  or   consulting   contracts;
(except those disclosed);

                      (ii) any plan providing for employee benefits of any nature;

                      (iii) any lease with respect to any property or equipment other than the leases granted by the Minister of Petroleum and Energy for Papua, New Guinea;

                      (iv)  any   contract   or   commitment   for  any   future
expenditure in excess of $1,000 other than the leases granted by the Minister of Petroleum and Energy for Papua, New Guinea;

                      (v) any contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization other than the leases granted by the Minister of Petroleum and Energy for Papua, New Guinea;


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

                      (vi) any contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in the Agreement or in the seller's Financial Statements; or

                      (vii) any agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the execution and delivery of this Agreement.

                (o) The Seller is an accredited investor and is accepting the shares to be issued by Buyer as "restricted stock" as that term is defined in Regulation D under the Securities Act of 1933. The Seller is a knowledgeable, sophisticated and experienced investor and is qualified to evaluate an investment in the Buyer. The Seller has received information about the Buyer, including various SEC filings including the Annual Report on Form 10-KSB for the year ended December 31, 2003, sufficient to make an informed investment decision in the Buyer. The Seller is acquiring the securities of Buyer hereunder in the ordinary course, for investment, and not for distribution and understands they are restricted from further transfer and not now registered or in the future to be registered. The Seller understands that she will have to hold the securities received from Buyer for at least a year prior to their being able to sell or transfer them, except in very limited circumstances. The certificates representing these securities will bear a restrictive legend.

         There are no representations and warranties provided by the Seller, except as set forth above.

         5.     WARRANTIES AND REPRESENTATIONS OF BUYER

         In order to induce the Seller to enter into this Agreement and to complete the transaction contemplated hereby, Buyer warrants and represents to the Seller that:

                (a) Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to own and operate assets, properties, intellectual properties and business. No changes thereto will be made in any of the documents at or before Closing.

                (b)   Capitalization.

                      (i) As of the date hereof, Buyer entire authorized equity capital consisting of 50,000,000 shares of common stock of which 19,682 shares of common stock are issued and outstanding. All of such Buyer's common stock issued and outstanding at the Closing have been duly authorized, validly issued and are fully paid and non-assessable, have no preemptive rights and were issued in compliance with all Federal and state securities laws. The relative rights and preferences of Buyer equity securities are set forth in Buyer's certificate of incorporation and Buyer's by-laws and any amendments thereto. There are no other voting or equity securities convertible into voting stock and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Buyer is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except for certain service agreements which will require the issuance of up to 3,500,000 shares of common stock over the next fiscal quarter.


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

                      (ii) The by-laws of Buyer provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of Buyer's. Cumulative voting is not provided for by the by-laws or certificate of incorporation of Buyer's.

                (c) Taxes. Buyer has filed all federal, state and local income or tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which Buyer is subject. To Buyer's knowledge, there is no audit or threat of any audit of any tax return for any period, and Buyer knows of on basis for the assertion of any additional taxes of any kind.

                (d) Absence of Liabilities. At and as of the Closing Date, Buyer has agreed to be solely responsible for the reasonable legal and accounting fees incurred by the Seller in connection with this transaction. Buyer will bear no responsibility for any other liabilities of any kind or nature, fixed or contingent, except those set forth in Schedule "D."

                (e) No Pending Actions; Securities Issuance. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Buyer, or against any of Buyer's officers or directors and arising out of their operation of Buyer that are reasonably likely to have a Material Adverse Effect on Buyer and Buyer has not violated any securities law, ordinance or regulation of any kind whatever, including, but not limited on the 1933 Act, the 1934 Act, the rules and regulations of the SEC, or the securities laws and regulations of any US state.

                (f) Corporate Records. All of Buyer's books and records, including without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

                (g) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to the Seller in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts herein set forth not materially misleading.

                (h) Validity of the Agreement. All corporate and other proceedings required to be taken by Buyer in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by Buyer and constitutes a valid, binding and enforceable obligation of Buyer, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement will not result, or, with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate Buyer's certificate of incorporation or by-laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Buyer is a party or is bound or may affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.


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                (i)   Enforceability  of the  Agreement.  When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable obligations of Buyer according to its terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratory or other laws relating to of effecting generally the enforcement of creditors rights, and that tat the time of such execution and deliver, the Seller will have acquired good marketable title in and to the Buyer securities acquired pursuant hereto.

                (j) Access to Books and Records. The Seller will have full and free access during regular business hours and on reasonable prior notice to Buyer's books and records during the course of this transaction prior to and at the Closing.

                (k) Buyer's Financial Statements. Buyer has provided the Seller with its audited financial statements together with unaudited management prepared financial statements (the "Buyer Financial Statements"). The Buyer Financial Statements and the notes hereto are true, complete and accurate and fairly present the consolidated assets, liabilities and accounting principles consistently applied throughout the periods involved. Buyer does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected in the Buyer Financial Statements.

                (l) Buyer's Financial Condition. At the Closing, and after consummation of all of the transactions contemplated hereby, Buyer will have no material assets or liabilities, not disclosed on its financial statements.

                (m) Director and Stockholder Approval. Promptly upon the execution and delivery of this Agreement, but in any event, on or before the Closing, Buyer's Board of Directors, and its shareholders, if required, by meeting or consent, will have approved this Agreement, and all matters set forth herein as conditions precedent to the consummation by the Seller of the Closing hereunder.

                (n) Consents. Except as described in Section 8 hereof, no consent of any person is necessary to the consummation of the transaction contemplated hereby.

                (o) No Brokers. Except as set forth in paragraph 12, no broker, finder or investment broker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement.


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

         There are no representations and warranties provided by the Buyer, except as set for above.

         6.     SURVIVAL OF TERMS

         All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered to or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (i) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth herein shall have been performed and satisfied; and (ii) all representations and warranties shall survive and continue for, and all claims with respect thereto shall be made prior to the end of 12 months from the Closing.

         7.     CONDITIONS PRECEDENT TO CLOSING BY THE SELLER

         Each and every obligation of Buyer under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the
Seller:

                (a) Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement and in all certificates and other documents delivered and to be delivered by Buyer to the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date;

                (b) Performance. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

                (c) Board of Director and Shareholder Approval. Buyer's board of directors and, if required by law, its shareholders shall have approved the transactions contemplated by this Agreement, including the reorganization, in the manner required by applicable state law;

                (d) No Governmental Proceeding or Limitation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative;

                (e) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement by Buyer, and all documents incident thereto, shall be reasonably satisfactorily to the Seller and its counsel, and the Seller shall have received a true, correct and complete copy of all such documents as the Seller or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;


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

                (f) Certificates/Statutory Declarations. Buyer shall have furnished the Seller with such certificates/statutory declarations of its officers to evidence the compliance with the conditions set forth in this Agreement as may be reasonably requested by the Seller.

         8.     CONDITIONS PRECEDENT TO THE CLOSING BY BUYER

         Each and every obligation of the Seller under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

                (a) Representations and Warranties True. The representations and warranties of the Seller contained in this Agreement and in all certificates and other documents delivered by the Seller to Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, completed and accurate as of the date when made and at and as of the Closing as though such representation and warranties were made at and as of such date;

                (b) Performance. The Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

                (c) Assignment of License. The Seller shall have performed and complied with all arrangements to comply with the proper assignment, sale or transfer of the property rights of Cheetah so that Buyer will be able to have and to hold all the assets of Cheetah, including the Papua, New Guinea licenses and operate the business of Cheetah as it is currently being operated;

                (d) No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which challenges the validity or legality of the transactions contemplated hereby;

                (e)   Proceedings.  All  proceedings  to be taken in  connection with the transactions contemplated by this Agreement by the Seller, and all documents incident hereto, shall be reasonably satisfactorily to Buyer and it's counsel, and Buyer shall have received a true, correct and complete copy of all such documents as Buyer or it's counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection herewith; and

                (f) Certificates/Statutory Declarations. The Seller shall have furnished Buyer with such certificates/statutory declarations to evidence the compliance with the conditions set forth in this Section 8 as may be reasonably requested by Buyer.


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

         9.     TERMINATION

         This Agreement may be terminated at any time before or at Closing by:

                (a)   The mutual agreement of the parties;

                (b)   Any party if:

                      (i) any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

                      (ii) any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or any material component thereof.

         Upon the termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this Section, each party shall bear all of it's own costs and expenses and no party shall be liable to the other.

         10.    POST CLOSING ITEMS

         Within 20 days after the Closing, Buyer shall file as required by the Securities and Exchange Commission and any state security regulatory authority such forms as are required under applicable federal and state securities laws in connection with the transactions contemplated hereunder.

         11.    ENTIRE AGREEMENT; WAIVER OF BREACH

         Except insofar as such other agreements are specifically referred to herein or are incorporated herein by reference, this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding among them in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto; and no waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

         12.    NO THIRD PARTY BENEFICIARIES

         The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary or, have any rights by virtue of this Agreement.

         13.    ASSIGNMENT: BINDING EFFECT

         This Agreement, including both it's obligations and benefits, shall inure to the benefit of, and by binding on the respective permitted assigns, transferees, successors and heirs of the parties. This Agreement may not be assigned or transferred in whole or on part by any party without the prior written consent of all other parties.

         14.    MATERIAL ADVERSE EFFECT

         As used in this Agreement, "Material Adverse Effect" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business result of operations, prospects or conditions (financial or otherwise) of such party and it's subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and it's subsidiaries, if any, taken as a whole.

         15.    GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, determined with regard to it's conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted, only in a federal or state court in the State of Nevada, (ii) waive any objection which may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of such federal or state court in the State of Nevada in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement.

         16.    COUNTERPARTS

         This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         17.    SEVERABILITY

         If any provisions of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         18.    RESTRICTIVE LEGEND

         Each certificate representing shares of Buyer securities being issued to the Seller shall bear the following legend in addition to such other restrictive legends as may be required by law or as mutually agreed by all parties hereto:

         "The shares represented by this certificate have not been registered under the Securities Act of 1993, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to Bio-American Capital Corporation, that such registration is not required under the Act and any applicable state securities laws."

         19.    NUMBER AND GENDER

         Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         20.    DEFAULT BY THE PARTIES

         In the event that one party hereto is in material breach of this Agreement, the other party may provide written notice of that breach, and will provide a cure period of not less than 30 days. In the event that the material breach continues beyond the 30-day cure period, the other party will have the right to terminate the Agreement by providing written notice of said termination.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

 BIO-AMERICAN CAPITAL CORPORATION,
 its authorized signatory


 By: /s/ Ted Kozub
     -------------


 SELLING SHAREHOLDER:



 /S/ Georgina Martin
 -------------------
 GEORGINA MARTIN

                                   SCHEDULE A

                           Selling Shareholders Table



     Shareholder                Class of Shares              Number of Shares
   ---------------              ---------------              ----------------
   Georgina Martin               Common Stock                   100 shares

                                   SCHEDULE B

                            Exchange of Shares Table



                                                         Number of Bio-American
  Cheetah Shareholder      Number of Cheetah Shares       Shares to be Issued
  -------------------      ------------------------      ----------------------
    Georgina Martin             100 shares of              25,000,000 shares
                                Common Stock                of Common Stock

                                   SCHEDULE C

                                Assets of Cheetah
                                -----------------


License rights issued by the Minister of Petroleum for Papua, New Guinea, as described in the financial statements of Cheetah.








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